 THE SECURITIES REPRESENTED BY THIS NOTE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA (THE "GEORGIA CODE"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE GEORGIA CODE AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL RESTRICT THE PAYEE'S RIGHT TO DISTRIBUTE THIS NOTE TO ITS BENEFICIARIES.


$2,000,000                                                        July 12, 1996


                                   PROMISSORY NOTE

         UAG Atlanta III, Inc., a Delaware corporation (hereinafter called "Maker"), for value received, promises and agrees to pay to the order of Lynda Jane Hickman, as Executrix under the Will of James Franklin Hickman, Jr., Deceased (hereinafter called "Payee" and, along with each subsequent holder of this Note, referred to as the "Holder"), in lawful money of the United States of America, the principal sum of TWO MILLION DOLLARS ($2,000,000) (the "Principal Amount") on July 12, 1998 (the "Maturity Date"), together with interest thereon (calculated on the basis of a 360 day year) from and after the date hereof until maturity at a rate per annum equal to nine percent (9%), but in no event in excess of the maximum rate of nonusurious interest allowed from time to time by law (hereinafter called the "Highest Lawful Rate"). All sums due under this Note are payable to Holder at such address as may be designated in writing by Holder to the Maker.

         ACCRUED INTEREST is due and payable monthly commencing on the first day of the month immediately following the date hereof and on the first day of each and every calendar month thereafter and at maturity; PROVIDED, HOWEVER, that if the principal of this Note is prepaid in whole or in part, all accrued and unpaid interest is due and payable on the date of such prepayment. Maker has the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty upon not less than five days' notice to Holder.

         INSTALLMENTS not paid when due shall bear interest at the rate of twelve percent (12%) per annum from maturity. Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law, the Holder shall be entitled to collect actual and reasonable attorneys' fees and expenses incurred by Holder in connection with such collection.

         ALL PAYMENTS hereunder shall be made in lawful money of the United States.

         FOR PURPOSES of this Note, an "Event of Default" shall occur whenever:
(a) default is made in the payment when due of the principal of this Note, (b) default is made in the payment when due of any installment of interest on this Note and such default has not been cured within five days after the date on which Maker receives written notice of the default from Holder, (c) Maker shall fail to perform or observe any other term, covenant or agreement contained in this Note and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to Maker by Holder, (d) Maker, Hickman Nissan, Inc., a Georgia corporation ("Hickman") or United Auto Group, Inc., a Delaware Corporation ("UAG") institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or consents to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Maker, Hickman or UAG, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or takes corporate action in furtherance of any such action, or (e) within 60 days after the commencement of an action against Maker, Hickman or UAG seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker, Hickman or UAG, as applicable, or if, within 60 days after the appointment without the consent or acquiescence of Maker, Hickman or UAG of any trustee, receiver or liquidator of Maker, Hickman or UAG or all or any substantial part of its properties, such appointment shall not have been vacated.

         Upon the occurrence of any Event of Default described in clause (a),
(b), (c) or (d) of the foregoing paragraph, Holder may declare the entire principal amount then outstanding under this Note, together with interest then accrued thereon, and attorney's fees as specified herein, to be immediately due and payable. Upon the occurrence of any Event of Default described in clause
(e) of the foregoing paragraph, the entire principal amount of all indebtedness then outstanding under this Note, together with interest then accrued thereon, shall automatically become immediately due and payable together with attorneys' fees as specified herein.

         It is the intention of Maker and Holder to conform strictly to applicable usury laws. Accordingly, if the transac-


                                         -2-
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tions contemplated hereby would be usurious under applicable law (including the laws of the State of Georgia and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary herein or in any agreement entered into in connection with or as security for this Note, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be cancelled automatically and, if theretofore paid, shall be credited on the Note by the holder hereof (or, to the extent that this Note shall have been or would thereby be paid in full, refunded to the Maker).

         Maker hereby waives presentment, demand for payment, protest and notice of any kind.

         Maker hereby, to the extent permitted by applicable law, further conveys and assigns to the holder hereof and waives and renounces any and all exemption rights which it may have under or by virtue of the Constitution or laws of Georgia, or any other state, or the United States, as may be allowed, against this debt or any renewal thereof.

         This Note is subject to UAG's and Maker's right of offset pursuant to the provisions of Section 9.5 (the "Right of Offset") of that certain Stock Purchase Agreement dated effective as of June 7, 1996, by and among Maker, Payee, Hickman and UAG ("Stock Purchase Agreement"). Notwithstanding anything in this Note to the contrary, the exercise by UAG or Maker of the Right of Offset (including the withholding of any payments otherwise due hereunder) shall not constitute an Event of Default under the terms hereof and shall not constitute or be construed as a waiver or release of Holder's right to object to the exercise of any right of indemnification under Article 9 of the Stock Purchase Agreement or the exercise of any Right of Offset.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder, their legal representatives, successors and assigns.

         Time is of the essence of this Note.

         This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Georgia (without regard to choice-of-law principles) and of the United States of America.


                                         -3-
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         IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this instrument as of the day and year first above written.

                                       UAG ATLANTA III, INC.
                                       a Delaware Corporation


                                       By:     George Lowrance
                                             ---------------------------

                                            Its:      Vice President
                                                   ---------------------

                                                      [Corporate Seal]